As Filed with the Securities and Exchange Commission February 17, 1995

                                        Registration No. 33-57441

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            SEALED AIR CORPORATION
               (Exact Name of Issuer as Specified in its Charter)



State or Other Jurisdiction of Incorporation or Organization: Delaware I.R.S. Employer Identification Number: No. 22-1682767
Address and Telephone Number of Principal Executive Offices:
     Park 80 East,  Saddle Brook, New Jersey 07663-5291
     (201) 791-7600



                           Robert M. Grace, Jr., Esq.
                         General Counsel and Secretary
                             Sealed Air Corporation
                                 Park 80 East
                      Saddle Brook, New Jersey 07663-5291
                                 (201) 791-7600
           (Name, Address and Telephone Number of Agent for Service)



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

Prospectus

                              882,930 SHARES

                          SEALED AIR CORPORATION

                               COMMON STOCK
                        (PAR VALUE $0.01 PER SHARE)

     This Prospectus relates to 882,930 outstanding shares
(the "Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of Sealed Air Corporation, a Delaware corporation ("Sealed Air"), that are being sold for the account of certain stockholders (the "Selling Stockholders") of Sealed Air. See "Plan of Distribution" for a brief description of the plan of distribution of the Shares. Under certain circumstances, Sealed Air Holdings (NZ) Limited and Trigon Industries Limited, New Zealand corporations that are wholly owned subsidiaries of Sealed Air (respectively, "Holdings" and "Trigon"), may receive a portion of the proceeds of the sale of the Shares. See "Selling Stockholders" and "Plan of Distribution" for a brief description of such circumstances.

          The Common Stock is traded on the New York Stock
Exchange.  The last reported sale price of Sealed Air Common
Stock on the New York Stock Exchange-Composite Transaction Index
on February    , 1995  was $     per share.

          Neither delivery of this Prospectus nor any disposition or acquisition of Common Stock made pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or incorporated by reference herein since the date of this Prospectus or since the dates as of which information is set forth herein or incorporated by reference herein. No person is authorized to give any information or to make any representations other than as contained herein, and if given or made, such information or representations must not be relied upon as having been authorized by Sealed Air. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy shares of the Common Stock in any state to any person to whom it is unlawful to make such offer or solicitation in such state.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.
           The date of this Prospectus is February     , 1995.
             SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1995
A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. Information contained herein is subject to completion or amendment.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    STATEMENT OF AVAILABLE INFORMATION

          Sealed Air is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Such reports, proxy statements and other information filed by Sealed Air can be inspected and copied at the Public Reference Section of the SEC located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at regional public reference facilities maintained by the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Certain of such materials are also available through the SEC's Electronic Data Gathering and Retrieval System ("EDGAR"). Copies of such material can be obtained from the Public Reference Section of the SEC by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Sealed Air's reports, proxy statements and other information concerning Sealed Air can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          Sealed Air has filed with the SEC a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this Prospectus in accordance with the rules and regulations of the SEC. For further information, reference is made to the Registration Statement.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by Sealed Air (File No.
1-7834) with the SEC are hereby incorporated by reference into this Prospectus:

          (a) Sealed Air's Annual Report on Form 10-K for the year ended December 31, 1993, which incorporates by reference audited consolidated financial statements of Sealed Air for the three years ended December 31, 1993 that appear in Sealed Air's 1993 Annual Report to Stockholders;

          (b) Sealed Air's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September
30, 1994;

          (c) Sealed Air's Current Report on Form 8-K, Date of Report January 10, 1995, reporting the acquisition by Sealed Air of Trigon Industries Limited and including certain consolidated financial statements of Trigon Industries Limited and certain unaudited and pro forma financial information of Sealed Air as and for the year ended December 31, 1994; and

          (d) the description of Sealed Air's capital stock which is contained in Item 1 of Sealed Air's Registration
Statement on Form 8-A dated May 1, 1979.

          All documents filed by Sealed Air with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities covered by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing of each such document.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein or in any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          COPIES OF THE ABOVE DOCUMENTS (EXCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERNCE THEREIN) MAY BE OBTAINED UPON ORAL OR WRITTEN REQUEST WITHOUT CHARGE FROM THE SECRETARY, SEALED AIR CORPORATION, PARK 80 EAST, SADDLE BROOK, NEW JERSEY 07663-5291 (TELEPHONE NUMBER 201-791-7600).

                                THE COMPANY

          Sealed Air Corporation and its subsidiaries are engaged primarily in the manufacture and sale of protective and specialty packaging materials and systems.

          Originally formed in 1960, Sealed Air is incorporated in the State of Delaware and has its principal executive office at Park 80 East, Saddle Brook, New Jersey 07663-5291 (Telephone:
201-791-7600).

                           SELLING STOCKHOLDERS

          The shares subject to this offering (the "Shares"), as listed below, may be offered hereunder from time to time by the Selling Stockholders named or identified in this Prospectus so long as the Registration Statement of which this Prospectus forms a part remains effective. Sealed Air has agreed with the Selling Stockholders to use its commercially reasonable efforts to keep the Registration Statement of which this Prospectus forms a part effective until January 10, 1998.

                          Number of Shares        Number of Shares
Names of Selling            Held Prior              Subject to
Stockholders              to This Offering         This Offering

Griton Holdings Limited          794,637               794,637
("Griton")

The New Zealand Guardian Trust    88,293                88,293
Company, as Escrow Agent (the
"Escrow Agent")

               Total             882,930               882,930

          All of the shares covered by this Prospectus were issued by Sealed Air on January 10, 1995 pursuant to a Share Purchase Agreement dated as of that date (the "Share Purchase Agreement") among Sealed Air, Holdings, Trigon, and James William Ferguson Foreman and Diane Shirley Foreman, each of whom is a New Zealand citizen (collectively, the "Foremans"), pursuant to which Holdings acquired all of the outstanding shares of Trigon (the "Trigon Acquisition").

          Prior to the consummation of the Trigon Acquisition, the Foremans acquired all of the shares of Trigon's capital stock not owned by them pursuant to a takeover offer effected under New
Zealand law and other applicable laws pursuant to which, among other things, the Foremans and certain of the other former shareholders of Trigon may, for purposes of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the
"Securities Act"), be deemed to have a beneficial interest in the Shares held by Griton and the Escrow Agent, or the proceeds of the sale of such Shares, proportionate to their former shareholdings in Trigon. In this regard, the Foremans and certain related entities (the "Foreman Interests") may for the purposes of the Securities Act be deemed to beneficially own approximately 509,250 of the Shares held by Griton and the Escrow
Agent, representing approximately 2.4% of the outstanding shares of Sealed Air's Common Stock at the date of this Prospectus. Approximately fifteen individuals, estates and trusts that are unrelated to the Foremans and an employee share trust maintained by Trigon, the beneficiaries of which include approximately 158 employees of Trigon and certain of its subsidiaries (including certain directors and officers of Trigon and its subsidiaries), may for purposes of the Securities Act be deemed to beneficially own the balance of such Shares. Except for the Foreman
Interests, Sealed Air has been advised that none of the former shareholders of Trigon may for the purposes of the Securities Act be deemed to own beneficially more than 1% of the outstanding shares of Sealed Air's Common Stock at the date of this Prospectus. Trigon, which is a wholly owned subsidiary of Holdings, is entitled to receive the net proceeds of the disposition of certain of the Shares beneficially owned by such employee share trust as a result of forfeitures arising prior to the Trigon Acquisition of interests in such trust by former employees of Trigon. (See "Use of Proceeds" below.)

          After the expiration of the 90-day period and reasonable extensions referred to in the first paragraph under "Plan of Distribution" below, Griton may transfer any of the remaining Shares that it then holds to the former Trigon shareholders who may be considered for the purposes of the Securities Act to be the beneficial owners of such shares. Shares, if any, so transferred to the employee share trust may be subsequently transferred to beneficiaries of such trust. The names of the former Trigon shareholders and the names of the beneficiaries of such employee share trust are listed in Exhibit A to this Prospectus, along with the number of Shares held by Griton that each of them may be deemed to beneficially own for the purposes of the Securities Act. Each of such persons may be considered to be a Selling Stockholder pursuant to this Prospectus with respect to the Shares offered for sale pursuant to this Prospectus that are hereafter transferred to them.

          The Shares held by the Escrow Agent were deposited with the Escrow Agent as part of an escrow fund (the "Escrow Fund") that was established in order to provide security for certain indemnity obligations of the Foremans to Sealed Air and Holdings pursuant to the Share Purchase Agreement. During the term of the Escrow Fund, the Escrow Agent will be entitled to receive any cash dividends paid on the Shares held by it for the benefit, in certain circumstances, of the Foreman Interests and the other former shareholders of Trigon who may be deemed for the purposes of the Securities Act to have beneficial interests in such Shares and to exercise any voting rights with respect to such Shares upon the instructions of the Foremans. Such Escrow Fund will terminate on the later of January 10, 1997 and the date that any then pending or asserted indemnity claims are finally resolved.

          No former Trigon shareholder deemed for purposes of the Securities Act to beneficially own any of the Shares covered by this Registration Statement held any position or had a material relationship with Sealed Air or any affiliate of Sealed Air during the three years preceding the consummation of the Trigon Acquisition. Subsequent to the Trigon Acquisition, certain of the former shareholders of Trigon continue to serve as directors or officers of Trigon or certain of its subsidiaries, and the Foremans have retired from Trigon and its subsidiaries and become consultants to Sealed Air.

          Based on information furnished to Sealed Air by the Selling Stockholders listed in the table above, the only shares of Sealed Air Common Stock owned by them at the commencement of this offering were the shares acquired in the Trigon Acquisition.

                           PLAN OF DISTRIBUTION

          Pursuant to the Share Purchase Agreement, the Selling Stockholders may deposit all or any portion of the Shares covered by the Registration Statement with a brokerage firm or other financial institution to be mutually agreed upon (the "Broker") within 30 days after Sealed Air has given notice of the effectiveness of the Registration Statement to the Selling Stockholders. Thereafter, Griton may elect to cause the Broker to sell a number of the Shares specified in such election, and the Escrow Agent will cause all of the Shares held by it to be sold, within the 90 days following such election plus reasonable extensions of such time period if any are necessary due to adverse market conditions. Sealed Air has been advised by Griton that it intends to make such election as a result of demands made upon it for cash from representatives of the former shareholders of Trigon. Because of their right to receive the proceeds from such sales by Griton, such former shareholders may be deemed for purposes of the Securities Act to beneficially own the Shares subject to such election. If the net proceeds of the sale of such Shares exceed approximately $55.55 (NZ) (approximately $35.70 (U.S.) at the exchange rate used to calculate the number of shares of Sealed Air's Common Stock issued in the Trigon Acquisition) per share, then Holdings is entitled to receive the amount of such excess from the Selling Stockholders. (See "Use of Proceeds" below.) If the net proceeds of the sale of such shares are less than approximately $55.55 (NZ) per share, then Holdings is obligated to pay to the Selling Stockholders an amount in New Zealand Dollars equal to the amount of such deficiency. Holdings' obligation to make such payment has been guaranteed by Sealed Air pursuant to the terms of the Share Purchase Agreement.

          Any of the Shares that are not sold by the Broker within the 90-day period specified in the preceding paragraph or reasonable extensions thereof will not be subject to the price protection provision summarized in the proceeding paragraph. In that event, Sealed Air has been advised that such unsold Shares may be sold from time to time by the Selling Stockholders or by their pledgees, donees, transferees or other successors in interest, including any former shareholder of Trigon listed on Exhibit A to this Prospectus who receives any of the Shares from Griton or pursuant to any transfer or other distribution of the Shares held by Griton to the former Trigon shareholders who may for the purposes of the Securities Act be deemed to be beneficial owners of such Shares.

          Any sales made pursuant to the offering set forth in this Prospectus may be made in one or more transactions on the New York Stock Exchange or other exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold in one or more transactions, including ordinary brokers' transactions through the Broker or any other broker selected by the Selling Stockholders or their successors in interest including transactions in which such broker solicits purchasers, block transactions in which such broker or dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, exchange distributions in accordance with the rules of such exchange, or sales to one or more brokers or dealers for resale of such Shares as principals pursuant to this Prospectus. In effecting sales, the Broker or other brokers or dealers engaged by the Selling Stockholders or their successors in interest may arrange for other brokers or dealers to participate. Sealed Air has also been advised that usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Stockholders or their successors in interest in connection with such sales, where appropriate (which fees or commissions may be borne by Holdings during the 90-day period referred to above), and that no agreements, arrangements or understandings have been entered into with brokers or dealers pertaining to the distribution of such Shares other than as described above.

          The Selling Stockholders or their successors in interest, the Broker and any other brokers or dealers that participate with the Selling Stockholders in effecting transactions in the Shares may be deemed, without so admitting, to be underwriters. Any profits received by the Selling Stockholders and any discounts, fees or commissions received by such brokers or dealers might be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any of the Shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

                              USE OF PROCEEDS

          Under circumstances described under "Plan of Distribution" above, Holdings may receive a portion of the proceeds of the sale of shares by Griton sold subject to the price protection provision described in the first paragraph under "Plan of Distribution." Also, Trigon is entitled to receive the net proceeds of the disposition of certain of the shares held by the employee share trust, as described in the third paragraph under "Selling Stockholders" above. Any such proceeds received by Holdings or Trigon may be added to the working capital of the company receiving them or used to repay borrowings, including primarily borrowings under Sealed Air's Credit Agreement dated as of June 8, 1994, as amended, among Sealed Air, certain of its subsidiaries, Bankers Trust Company, as agent, and various financial institutions.

                               LEGAL OPINION

          The validity of the shares of Common Stock offered hereby has been passed upon for Sealed Air by Robert M. Grace, Jr., Esq., General Counsel and Secretary of Sealed Air. As of the date of this Prospectus, Mr. Grace was employed by Sealed Air and was the beneficial owner of approximately 51,150 shares of Sealed Air Common Stock.

                                  EXPERTS

          The consolidated financial statements and financial statement schedules of Sealed Air and its subsidiaries as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 incorporated by reference in this Prospectus and in the Registration Statement have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of such firm as experts in auditing and accounting. The report of KPMG Peat Marwick LLP covering the December 31, 1993 consolidated financial statements refers to a change in Sealed Air's method of accounting for income taxes.

          The consolidated financial statements of Trigon
Industries Limited prepared in accordance with New Zealand generally accepted accounting principles as of June 30, 1994 and for the year then ended have been incorporated by reference herein and in the Registration Statement by reference to Sealed Air's Current Report on Form 8-K reporting an event that occurred on January 10, 1995, in reliance upon the report of Ernst & Young, independent chartered accountants, given upon the authority of such firm as experts in auditing and accounting.

                              EXHIBIT A


                                        Number of Shares
                                        Held by Griton That
Names of Former                         May be Deemed to be
Trigon Shareholders                     Beneficially Owned


Ferguson Holdings Ltd.                       236,834
Mrs. D. S. Foreman                            27,642
Mr. J. W. F. Foreman                          32,558
J. W. F. Foreman Trigon Trust                 40,414
M. P. Foreman Estate                          22,203
M. P. Foreman Trust                           22,227
James William Company Ltd                     76,448
Mrs. P. C. Armstrong                           3,424
Estate of W. M. Armstrong                     30,822
Mr. L. M. Belz                                 6,723
Mrs. M. M. Cassey                             17,528
Mr. R. A. Cassey                              19,588
Mr. D. A. Clark                               18,961
Mrs. E. F. Gibb                                3,238
Gibb Family Trust                             24,462
Mr. J. C. M. Gibb                             27,868
Mr. B. J. Higgins                             19,660
Mrs. J. L. Higgins                            18,671
Mr. C. A. S. Newbald                           2,956
Mr. M. N. Sargisson                            3,016
Sir A. F. & Lady Wright                        3,637
Trigon Employee Share Trust                  137,757

     TOTAL:                                  794,637

Beneficiaries of
Trigon Employee Share Trust:

     Mrs. D. G. Abbott                           513
     Mr. M. W. Abbott                            171
     Mr. A. B. Adams                              81
     Mr. R. Adams                              5,137
     Mrs. M. A. Ancell                           476
     Mr. R. L. Ancell                          2,854
     Mr. H. R. Anderson                          663
     Mr. J. K. Arnold                            404

Beneficiaries of
Trigon Employee Share Trust (cont'd):

     Mrs. S. A. Ballard                       568
     Mr. G. W. Barlow                         323
     Mr. W. Barlow                            162
     Mr. R. L. Barnett                        707
     Mr. G. C. Begbie                          43
     Mr. A. F. Birch                          274
     Mr. B. J. Bourke                       2,674
     Mr. D. M. Buckley                        341
     Mr. R. H. Bullard                        202
     Mr. E. C. Bushell                        357
     Mr. G. A. Campbell                       785
     Mr. G. J. Cassey                         343
     Mr. R. A. Cassey                         856
     Mr. W. P. Catcheside                   1,588
     Mr. K. M. Chubb                       17,799
     Mrs. M. D. Chubb                       1,055
     Mr. B. E. Cleland                        385
     Mr. T. H. Conder                         242
     Mr. R. V. Cooper                          43
     Mr. A. N. Crawford                        40
     Mr. A. I. Curle                          171
     Mr. J. S. Dawson                         826
     Mr. P. J. Dix                            343
     Mr. M. K. Dixon                          256
     Mr. D. S. A. Dockerty                     43
     Mr. A. G. Donnelly                        40
     Mr. C. V. Downey                          81
     Mr. P. W. Drube                          331
     Mr. M. C. Eddy                         1,048
     Ms. H. M. Field                           43
     Mr. G. T. Fisher                       1,367
     Mrs. M. Y. Foreman                       786
     Mr. R. E. Frew                           760
     Mr. M. G. Fullerton                    2,063
     Mr. P. M. Gallagher                       43
     Mr. G. V. Gaugl                        1,370
     Mr. P. S. Gilmour                         40
     Mrs. C. M. Gilroy                        235
     Mr. A. W. Godfrey                        470
     Mr. G. T. Grant                          499
     Mr. L. Guilford                          351

Beneficiaries of
Trigon Employee Share Trust (cont'd):

     Mr. A. R. Heathcote                      754
     Mr. G. Henshilwood                       736
     Mrs. C. G. Herbert                       343
     Mr. R. W. Hinman                         162
     Mr. R. B. Hogan                          344
     Mr. A. B. Holden                         129
     Mr. W. G. Hopkins                         81
     Mr. J. A. Jones                           43
     Mr. S. W. Jordan                       1,417
     Mr. B. Keller                             28
     Mrs. M. P. Ladd                          232
     Mr. P. S. Lane                           256
     Mr. J. A. Law                            699
     Mr. M. J. Loft                           783
     Mr. R. M. Mackintosh                      43
     Mr. R. S. Manderson                    1,228
     Mr. N. J. McCabe                          81
     Mr. D. R. McClenaghan                  1,275
     Mrs. M. W. McDonald                      256
     Mr. P. F. McGuire                        256
     Ms. D. J. McRobie                        121
     Mr. F. J. McRobie                        485
     Mr. D. F. Meads                        1,670
     Mr. P. S. Meekings                       162
     Mr. P. R. Menneer                         43
     Mr. G. P. Metzger                      6,712
     Mr. D. N. Millar                          40
     Mr. B. G. Moller                         428
     Mrs. J. M. Moore                         514
     Mr. W. D. Morrison                       436
     Mr. R. I. Mouncey                      8,562
     Mr. C. E. Osborne                        568
     Mr. M. H. Pyke                         1,027
     Mrs. A. R. Restall                       171
     Mrs. J. B. Roberts                       703
     Mr. B. W. Robinson                       485
     Mr. P. E. F. Russell                      81
     Mr. M. S. Samuelson                      211
     Mr. D. C. Sandford                        85
     Mr. M. N. Sargisson                      428
     Mr. Q. W. Scott                          162

Beneficiaries of
Trigon Employee Share Trust (cont'd):

     Mr. I. Smith                             514
     Mrs. L. G. Smith                       1,057
     Mr. D. J. Snowdon                         40
     Ms. K. F. Spence                          81
     Mrs. A. R. Stanes                        144
     Mr. P. J. D. Stanes                      808
     Stanes Childrens Education
        Trust                              36,373
     Mr. T. W. Stevens                      1,247
     Mr. A. M. Sutter                         202
     Mr. G. C. Termaat                        323
     Ms. J. A. Terry                          423
     Mr. S. D. Tree                           191
     Mr. A. J. Trevithick                      81
     Ms. S. G. A. Trevithick                   43
     Mr. F. J. Van Vroonhoven                 655
     Mr. D. G. Ward                           343
     Mr. G. T. Wardrop                        533
     Mr. N. H. Whibley                         81
     Mrs. D. M. Wijnstok                      431
     Mr. R. Wijnstok                        7,679
     Ms. G. P. Wright-St-Clair                260
     Unallocated shares (forfeitures)
        beneficially owned by
        Trigon Industries Limited           1,756

                             PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The fees and expenses to be paid by the Registrant in connection with the distribution of the securities being registered hereby are set forth below. All amounts are estimates except the registration fee:

          Registration Fee              $ 12,102
          Accounting Fees and Expenses    27,500
          Miscellaneous                    1,000
               Total                    $ 40,602

Item 15.  Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful;
(2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

          Under Article THIRTEENTH of the Registrant's
Certificate of Incorporation and Article VIII of the Registrant's By-Laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article EIGHTEENTH of the Registrant's Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except to the extent such exemption from liability is not permitted under the General Corporation Law. The General Corporation Law, the

Registrant's Certificate of Incorporation and the By-Laws of the Registrant permit the purchase by the Registrant of insurance for indemnification of directors and officers. The Registrant currently maintains directors and officers liability insurance.

          The foregoing summary of Section 145 of the General Corporation Law, Articles THIRTEENTH and EIGHTEENTH of the Certificate of Incorporation of the Registrant and Article VIII of the By-Laws of the Registrant is qualified in its entirety by reference to the relevant provisions of Section 145, the relevant provisions of the Registrant's Certificate of Incorporation, which are incorporated herein by reference to Exhibit (2)(B) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, File No. 1-7834, and the relevant provisions of the Registrant's By-Laws, which are incorporated herein by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-7834.

Item 16.  Exhibits.

Exhibit Number                Description

2* Trigon Industries Limited Share Purchase Agreement dated as of January 10, 1995 between the Registrant, Sealed Air Holdings (NZ) Limited, Trigon Industries Limited, James William Ferguson Foreman and Diane Shirley Foreman (Exhibit 2 to the Registrant's Current Report on Form 8-K, Date of Report January 10, 1995, File No. 1-7834, is incorporated herein by reference.)

4.1* Unofficial Composite Certificate of Incorporation of the Registrant as currently in effect.
               (Exhibit (2)(B) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992, File No. 1-7834, is incorporated herein by reference.)

4.2*           By-Laws of the Registrant as currently in effect.
               (Exhibit 3.3 to the Registrant's Annual Report on
               Form 10-K for the year ended December 31, 1993,
               File No. 1-7834, is incorporated herein by reference.)

5* Opinion of Robert M. Grace, Jr., General Counsel and Secretary, Sealed Air Corporation, as to the legality of the securities registered.

23.1*          Consent of KPMG Peat Marwick LLP.

23.2* Consent of Robert M. Grace, Jr., General Counsel and Secretary, Sealed Air Corporation (Contained in opinion filed as Exhibit 5).

23.3*          Consent of Ernst & Young.


24* Powers of Attorney (Contained in signature pages of this Registration Statement).

*Previously filed

Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Saddle Brook and the State of New Jersey, on the 17th day of February, 1995.

                              SEALED AIR CORPORATION


                              By         *
                                   T. J. Dermot Dunphy
                                   President


          Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes T. J. Dermot Dunphy, William V. Hickey and Robert
M. Grace, Jr., and each of them, as attorneys-in-fact, with full power of substitution, to execute, in the name and on behalf of each such person and in each capacity stated below, and to file any amendment to this Registration Statement, including any and all post-effective amendments.


     Signature           Title                    Date



         *               President and Director   February 17, 1995
  T.J. Dermot Dunphy     (Principal Executive
                         Officer)


         *               Executive Vice President February 17, 1995
  William V. Hickey      (Principal Financial
                         and Accounting Officer)


         *               Director                 February 17, 1995
  John K. Castle


         *               Director                 February 17, 1995
  Lawrence R. Codey

         *                Director                February 17, 1995
  Charles F. Farrell, Jr.


         *                Director                February 17, 1995
  David Freeman


         *                Director                February 17, 1995
  Shirley A. Jackson


         *                Director                February 17, 1995
  Alan H. Miller


         *                Director                February 17, 1995
  R.L. San Soucie

*By  s/Robert M. Grace, Jr.
     Robert M. Grace, Jr.
     Attorney-in-Fact